SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 7, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                                        11-2408943
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)


  767 Fifth Avenue, New York, New York                           10153
(Address of principal executive offices)                      (Zip Code)

                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

           On February 7, 2005, in recognition of changes in responsibilities for Daniel J. Brestle, Chief Operating Officer, Patrick Bousquet-Chavanne, Group President, and Philip Shearer, Group President, that became effective January 1, 2005, the Compensation Committee of the Board of Directors of The Estee Lauder Corporation (the "Company") granted additional target bonus opportunities to each of the foregoing executive officers under the Executive Annual Incentive Plan. These opportunities are based on the Company's net sales and earnings per share performance for the period from January 1, 2005 (i.e., the effective date of the changes in responsibilities) through June 30, 2005. In order to maintain the level of target payout in the aggregate for all bonus opportunities for each of these executive officers, the target payouts in respect of his particular opportunities based on the business units he was responsible for at the beginning of the fiscal year have been reduced. Such business unit opportunities were based on net sales, operating margin, operating expense improvement, inventory, and planning accuracy. Accordingly, the aggregate bonus opportunities for each of these executive officers for fiscal year ending June 30, 2005 shall continue to have a target payout of $1,750,000.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE ESTEE LAUDER COMPANIES INC.

Date: February 10, 2005                 By: /s/ Andrew J. Cavanaugh
                                            ------------------------------
                                            Andrew J. Cavanaugh
                                            Senior Vice President -
                                            Global Human Resources





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